Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Leslie Hunziker Hertz Investor Relations (201) 307-2337 lhunziker@hertz.com	Richard Broome Hertz Media Relations (201) 307-2486 rbroome@hertz.com

HERTZ ANNOUNCES PRIVATE OFFERING

PARK RIDGE, NJ (June 9, 2010) — Hertz Global Holdings, Inc. (the “Company”) (NYSE: HTZ) announced today that Hertz Vehicle Financing LLC, a special purpose limited liability company of which The Hertz Corporation (a wholly owned subsidiary of the Company) is the sole member, intends to make a private offering of Series 2009-2 Rental Car Asset Backed Notes, Class B.  The notes are to be offered only to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and may also be offered to investors outside the United States pursuant to Regulation S under the Securities Act.  The net proceeds of the offering will be used to purchase vehicles under the Company’s ABS program, used to pay other ABS indebtedness or, to the extent permitted, distributed to The Hertz Corporation and used for general purposes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.  The notes have not been and will not be registered under the Securities Act of 1933 or any applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions.  These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances.  The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the outcome of the offering (including whether such can be completed or completed on terms acceptable to the Company) could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.  Among other items, such factors could include the effect of the debt markets on the offering, the ability of the Company to price the offering on the terms and within the timeframe anticipated by the Company and the Company’s ability to satisfy the closing conditions to the offering.  In light of these risks, uncertainties and assumptions, the Company cautions you against relying on these forward-looking statements.  All forward-looking statements attributable to the

Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements.  All such statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THE COMPANY

Hertz is the largest worldwide airport general use car rental brand operating from more than 8,200 locations in 146 countries worldwide. Hertz is the number one airport car rental brand in the U.S. and at 78 major airports in Europe, operating both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Asia, Australia and New Zealand. In addition, the Company has licensee locations in cities and airports in Africa and the Middle East. Product and service initiatives such as Hertz #1 Club Gold®, NeverLost® customized, onboard navigation systems, SIRIUS XM Satellite Radio, and unique cars and SUVs offered through the Company’s Prestige, Fun and Green Collections, set Hertz apart from the competition. The Company also operates the Advantage car rental brand at 26 airports in the U.S., global car sharing club, Connect by Hertz, in New York City, Berlin, London, Madrid and Paris. Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of equipment, including tools and supplies, and new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers from approximately 325 branches in the United States, Canada, China, France and Spain.